--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         ------------------------------------

                               STOCKHOLDERS' AGREEMENT

                         ------------------------------------

                                        AMONG

                                 GETTY IMAGES, INC.,

                              GETTY INVESTMENTS L.L.C.,

                                     MARK GETTY,

                                   JONATHAN KLEIN,

                                  CREDITON LIMITED,

                                 OCTOBER 1993 TRUST,

                                     PDI, L.L.C.,

                                    MARK TORRANCE,

                                         AND

                                    WADE TORRANCE





                            Dated as of January [__], 1998


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                      ARTICLE I

                                     DEFINITIONS

    SECTION 1.01.  Certain Defined Terms . . . . . . . . . . . . . . . . . .  1
    SECTION 1.02.  Other Defined Terms . . . . . . . . . . . . . . . . . . .  4


                                   ARTICLE II

                              BOARD REPRESENTATION

    SECTION 2.01.  Board Representation. . . . . . . . . . . . . . . . . . .  4


                                  ARTICLE III

                              TRANSFERS OF SHARES

    SECTION 3.01.  Agreement Not to Sell . . . . . . . . . . . . . . . . . .  5
    SECTION 3.02.  Restrictions on Transfer. . . . . . . . . . . . . . . . .  6
    SECTION 3.03.  Rights of First Refusal . . . . . . . . . . . . . . . . .  6
    SECTION 3.04.  Transferees to Execute Agreement. . . . . . . . . . . . . 11
    SECTION 3.05.  Improper Sale or Encumbrance. . . . . . . . . . . . . . . 12
    SECTION 3.06.  Legends . . . . . . . . . . . . . . . . . . . . . . . . . 12


                                   ARTICLE IV

                                 MISCELLANEOUS

    SECTION 4.01.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . 12
    SECTION 4.02.  Notices.. . . . . . . . . . . . . . . . . . . . . . . . . 12
    SECTION 4.03.  Public Announcements. . . . . . . . . . . . . . . . . . . 14
    SECTION 4.04.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . 14
    SECTION 4.05.  Severability. . . . . . . . . . . . . . . . . . . . . . . 14
    SECTION 4.06.  Entire Agreement. . . . . . . . . . . . . . . . . . . . . 15
    SECTION 4.07.  Assignment. . . . . . . . . . . . . . . . . . . . . . . . 15
    SECTION 4.08.  No Third Party Beneficiaries. . . . . . . . . . . . . . . 15


                                      (i)

                               TABLE OF CONTENTS
                                  (Continued)


                                                                           Page
                                                                           ----
    SECTION 4.09.  Amendment; Waiver; Termination. . . . . . . . . . . . . . 15
    SECTION 4.10.  Governing Law; Dispute Resolution.. . . . . . . . . . . . 15
    SECTION 4.11.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . 16
    SECTION 4.12.  Specific Performance. . . . . . . . . . . . . . . . . . . 16
    SECTION 4.13.  All Shares Subject to this Agreement. . . . . . . . . . . 16


                                         (ii)

         STOCKHOLDERS' AGREEMENT (this "AGREEMENT") dated as of January [__], 1998 among Getty Images, Inc., a Delaware corporation ("GETTY IMAGES"), and
(a) Getty Investments L.L.C. ("GETTY INVESTMENTS"), Mark Getty, Jonathan Klein, Crediton Limited and October 1993 Trust and (b) PDI, L.L.C. ("PDI"), Mark Torrance and Wade Torrance (each of the foregoing (except Getty Images) being a "STOCKHOLDER" and collectively, the "STOCKHOLDERS").

         WHEREAS, Getty Images, Getty Communications plc, a public limited company organized under the laws of England and Wales ("GETTY COMMUNICATIONS"), Photodisc, Inc. a Washington corporation ("PHOTODISC"), and Print Merger, Inc., a Washington corporation and a wholly owned subsidiary of Getty Images ("MERGER SUB") entered into the Merger Agreement dated as of September 15, 1997 (the "MERGER AGREEMENT"), which provides, upon the terms and subject to the conditions thereof, for the merger of Merger Sub and PhotoDisc; and

         WHEREAS, it is a condition to the consummation of the transactions contemplated under the Merger Agreement that the parties hereto enter into this Agreement;

         NOW, THEREFORE, in consideration of the forgoing and the mutual agreements and covenants hereinafter set forth, the parties hereto hereby agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

         SECTION 1.01. CERTAIN DEFINED TERMS. As used in this agreement, the following terms have the following meanings:

         "affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

         "beneficial owner" or "beneficially own" has the meaning given such term in Rule 13d-3 under the Exchange Act, PROVIDED that beneficial ownership under Rule 13d-3(d)(1)(i) shall be determined based on whether a Person has a right to acquire beneficial ownership within 60 days or thereafter.

         "CASH EQUIVALENTS" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from any of Standard & Poor's Corporation, Moody's Investors Service, Inc. or Duff & Phelps Credit Rating Co. or (c) commercial paper maturing not more than one year from the date of issuance thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.

         "CASHLESS EXERCISE OF OPTIONS" means sales of Shares of Common Stock in connection with the simultaneous exercise of options to purchase Shares of Common Stock to the extent required to pay the applicable exercise price.

         "COMMON STOCK" means the common stock, par value $0.01 per share, of Getty Images.

         "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise. Control shall be conclusively presumed when any Person directly or indirectly owns 50% or more of the voting securities of another Person.

         "ENCUMBRANCE" means any security interest, pledge, mortgage, lien, charge, adverse claim, preferential arrangement or restriction or other encumbrance of any kind.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "GETTY GROUP" means Getty Investments, Mark Getty, Jonathan Klein, Crediton Limited and October 1993 Trust, and any other Person constituting a Permitted Transferee of the foregoing Persons under clauses (ii), (iii) or (iv) of the definition of Permitted Transferee.

         "GROUP" means either the Getty Group or the Torrance Group.

         "MARKETABLE SECURITIES" means securities that are (a) (i) securities of or other interests in any Person that are traded on a national securities exchange or reported on by the National Association of Securities Dealers Automated Quotation System or (ii) debt securities on market terms of an issuer that has debt or equity securities that are so traded or so reported on and in which a nationally recognized securities firm has agreed to make a market, and (b) not subject to restrictions on transfer as a result of any applicable contractual provisions or the provisions of the Securities Act or, if subject to such restrictions under the Securities Act, are also subject to registration rights reasonably acceptable to the Person receiving such securities.

         "PERMITTED TRANSFEREE" means (i) Getty Images or any Subsidiary, (ii) in the case of any Stockholder who is a natural person, a Person to whom shares of Common Stock are transferred from such Stockholder by gift, will or the laws of descent and distribution, (iii) any other member of the Getty Group or the Torrance Group, as the case may be (and any Permitted Transferee of such Group),
(iv) any "affiliate" of any Stockholder, including, without limitation, any trust, partnership or limited liability company that a Stockholder controls or is a beneficiary of, or any Person that is a member or a beneficiary of any Stockholder or a beneficiary of any such trust, and any partnership or limited liability company controlled by two or more of such trusts or beneficiaries of such trust or trusts, or (v) with respect only to the taking of an Encumbrance on Shares, any commercial bank or other financial institution that lends funds to a Stockholder on condition of taking such Encumbrance in such Stockholder's Shares.

         "PERSON" means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture or other entity, as well as any syndicate or group that would be deemed to be a person under
Section 13(d)(3) of the Exchange Act.

         "RULE 144 TRANSACTION" means any Sale of Shares within the volume limitations of Rule 144(e) under the Securities Act (as in effect on the date hereof) (regardless of whether at the time of such Sale the seller is entitled to rely upon paragraph (k) of Rule 144 in connection with the Sale of such Shares) to a Person who, to the knowledge of the seller, does not beneficially own more than 5% of the then outstanding Common Stock.

         "SALE" means any sale, assignment, transfer, distribution, gift or other disposition of shares or of a participation therein, whether voluntarily or by operation of law.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SHARE" means any share of Common Stock and any securities issued in respect thereof.

         "SUBSIDIARY" means any and all corporations, partnerships, joint ventures, associations and other entities controlled by Getty Images directly or indirectly through one or more intermediaries.

         "TORRANCE GROUP" means PDI, Mark Torrance and Wade Torrance, and any other Person constituting a Permitted Transferee of the foregoing Persons under clauses (ii), (iii) or (iv) of the definition of Permitted Transferee.

         "THIRD PARTY" means, with respect to any Stockholder, any other Person (other than a Permitted Transferee of such Stockholder).

         SECTION 1.02. OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the Sections set forth below:

    TERM                                    SECTION
    ----                                    -------
    Accepting Party                         3.03(b)
    Board                                   2.01(a)
    Notice of Acceptance                    3.03(b)
    Offer                                   3.03(a)
    Offered Shares                          3.03(a)
    Offer Notice                            3.03(a)
    Offer Price                             3.03(a)
    Other Stockholders                      3.03(a)
    Prospective Seller                      3.03(a)
    Prospective Transferee                  3.04(a)
    Restricted Period                       3.01(a)



                                      ARTICLE II

                                 BOARD REPRESENTATION

         SECTION 2.01. BOARD REPRESENTATION. (a) Each of the Getty Group and the Torrance Group shall have the right to nominate one director to the Board of Directors of Getty Images (the "BOARD"); PROVIDED, HOWEVER, that the Torrance Group shall not have such right for so long as Mark Torrance is an employee of Getty Images and a member of the Board; and PROVIDED FURTHER, that such right shall terminate with respect to either the Torrance Group or the Getty Group, as the case may be, once such Group beneficially owns fewer than the greater of (i) 3,000,000 shares of Common Stock (subject to equitable adjustment in the event of stock splits, stock dividends and similar events) and (ii) such number of shares of Common Stock as is equal to 2% of the then outstanding shares of Common Stock. Such right shall be in addition to any other voting rights that each Stockholder may have with respect to its Shares.

         (b) For so long as the Getty Group has the right to nominate one director to the Board pursuant to Section 2.01(a), the Getty Group shall also have the right to appoint the Chairman of the Board from among the directors of Getty Images; PROVIDED, HOWEVER, that the Getty Group shall not have such right for so long as either Mark Torrance or Mark Getty is the Chairman or a Co-Chairman of the Board.

         (c) The Stockholders agree to take such actions within their control as are necessary to implement the agreements set forth in Sections 2.01(a) and 2.01(b), including the voting of their respective Shares in favor of the Board nominees designated by the Getty Group and the Torrance Group in accordance with this Section 2.01.

         (d) Getty Images shall include as a nominee for the Board recommended by the Board the person designated by each of the Getty Group and the Torrance Group in accordance with Section 2.01(a) and shall nominate such person and use its reasonable best efforts to cause the election of such person, unless the Board of Directors of Getty Images, in the exercise of its fiduciary duties, reasonably shall determine that such person is not qualified to serve on the Board. If the Board reasonably determines that such designee is not so qualified, the Group designating such nominee shall have the opportunity to specify one additional designee who shall be so included as a nominee subject to the qualification set forth in the immediately preceding sentence.

         (e) In the event that a vacancy is created at any time by the death, disability, resignation or removal of any director nominated by the Getty Group or the Torrance Group, the nominating Group shall have the right to designate a replacement director to fill such vacancy (provided that such Group would be entitled at that time to nominate a director pursuant to Section 2.01(a)) and Getty Images and the Stockholders agree to take such actions within their control as are necessary to implement the agreements set forth in this Section 2.01(e).

         (f) To the extent not already proposed pursuant to Exhibit 7.11 of the Merger Agreement, Mark Torrance may propose to the Board of Directors of Getty Images non-employees with appropriate industry experience to fill two vacancies on the Board of Directors of Getty Images as of the date hereof. The Board of Directors of Getty Images shall consider any proposed appointee in good faith.


                                     ARTICLE III

                                 TRANSFERS OF SHARES

         SECTION 3.01. AGREEMENT NOT TO SELL. (a) No Stockholder shall sell any Shares until the earlier of (i) the date six months after the date of this Agreement and (ii) the time of the effectiveness of a registration statement filed by Getty Images under the Securities Act pursuant to which stockholders of Getty Images sell Shares (such period being the "RESTRICTED PERIOD"); PROVIDED, HOWEVER, that during the Restricted Period, the Getty Group or the Torrance Group, as the case may be, may each sell up to 200,000 Shares in a Rule 144 Transaction or in a Cashless Exercise of Options.

         (b) After the expiration of the Restricted Period, no Stockholder shall, directly or indirectly, make or solicit any Sale of, or create, incur, solicit or assume any Encumbrance with respect to, any Share, except in compliance with the Securities Act and this Agreement.

         SECTION 3.02. RESTRICTIONS ON TRANSFER. Each Stockholder agrees that it will not, directly or indirectly, make or solicit any Sale of, or create, incur, solicit or assume any Encumbrance with respect to, any Share beneficially owned by such Stockholder other than (i) any Sale to a Permitted Transferee or the granting of any Encumbrance to a Permitted Transferee, (ii) any Sale that is made in compliance with the procedures, and subject to the limitations, set forth in Section 3.03 or any Sale made to any Third Party after the termination of Section 3.03 pursuant to subparagraph (g) thereof, (iii) any Sale pursuant to a public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act in which, to the knowledge of the selling Stockholder, no one Person shall purchase more than five percent of the then outstanding shares of Common Stock, or (iv) any Sale pursuant to a Rule 144 Transaction or in a Cashless Exercise of Options. Notwithstanding the foregoing, except as otherwise expressly provided in this Agreement, all Sales permitted by the foregoing clauses (i) through (iv) shall be subject to, and shall not be made other than in compliance with, the provisions of Sections 3.01, 3.04, 3.05 and 3.06.

         SECTION 3.03. RIGHTS OF FIRST REFUSAL. (a) If at any time any Stockholder receives from or otherwise negotiates with a Third Party a bona fide offer to purchase for cash, Cash Equivalents or Marketable Securities or other securities reasonably subject to valuation in the manner set forth in Section 3.03(b)(ii) below (for purposes of this Section 3.03, an "OFFER") any of the Shares owned or held by such Stockholder, and such Stockholder intends to sell such Shares to such Third Party, such Stockholder (for purposes of this Section 3.03, the "PROSPECTIVE SELLER") shall provide Getty Images and each of the other Stockholders in the Group in which the Prospective Seller is not a member (for purposes of this Section 3.03, the "OTHER STOCKHOLDERS") written notice of such offer (for purposes of this Section 3.03, an "OFFER NOTICE"). The Offer Notice shall identify the Third Party making the Offer, the number of Shares with respect to which the Prospective Seller has such an Offer (for purposes of this Section 3.03, the "OFFERED SHARES"), the consideration per Share at which a sale is proposed to be made (for purposes of this Section 3.03, the "OFFER PRICE"), and all other material terms and conditions of the Offer, including, without limitation, a description of any non-cash consideration sufficiently detailed to permit valuation thereof, as well as a copy of the Offer, if available and permitted pursuant the terms thereof. For avoidance of doubt, the Offer Price may be expressed as an amount correlated to the price of the publicly traded Common Stock determined as of a particular date or over a particular period.

         (b) (i) The receipt of an Offer Notice by Getty Images and the Other Stockholders from a Prospective Seller shall constitute an offer by such Prospective Seller to sell to Getty Images and each Other Stockholder all (but not less than all) of the Offered

Shares at the Offer Price per Share in cash (subject to the valuation procedures set forth in Section 3.03(b)(ii) below if the Offer Price includes any non-cash consideration). Such offer shall be irrevocable for 10 days after receipt of such Offer Notice by Getty Images and each Other Stockholder. During such 10-day period, Getty Images and each Other Stockholder shall, subject to the priorities set forth in Section 3.03(b)(iii), have the right to accept such offer as to any or all of the Offered Shares by giving a written notice of acceptance (for purposes of this Section 3.03, a "NOTICE OF ACCEPTANCE") to the Prospective Seller prior to the expiration of such 10-day period (for purposes of this Section 3.03, Getty Images or any Other Stockholder so accepting such offer being an "ACCEPTING PARTY"). In the event that within five days prior to the expiration of such 10-day period the Prospective Seller shall not have received Notices of Acceptance for all of the Offered Shares, the Prospective Seller shall notify each Accepting Party of such fact and shall provide each Accepting Party an opportunity to submit an additional Notice of Acceptance for any such remaining Offered Shares prior to the expiration of such 10-day period. In the event that after the expiration of such 10-day period (as may be extended pursuant to Section 3.03(b)(ii)(B)) the Prospective Seller shall not have received Notices of Acceptance for all of the Offered Shares, the Prospective Seller shall have the right to reject any or all Notices of Acceptance theretofore received and to sell Shares in accordance with Section 3.03(d).

         (ii) If the Offer Price specified in the Offer Notice includes any Cash Equivalents, Marketable Securities or other securities reasonably subject to valuation in the manner set forth below, such Offer Price shall be deemed to be the amount of any cash included in the Offer Price plus the value (as jointly determined by two nationally recognized investment banking firms, one of whom shall have been selected by Getty Images and other of whom shall have been selected by the Prospective Seller) of such non-cash consideration included in the Offer Price. For this purpose:

         (A) the parties shall use their best efforts to cause any determination of the value of any such non-cash consideration included in the Offer Price to be made within three business days after the date of receipt of the Offer Notice by Getty Images and the Other Stockholders. If the firms selected by Getty Images and the Prospective Seller are unable to agree upon the value of any such non-cash consideration within such three-day period, the value of such non-cash consideration shall be deemed to be the average of the valuations determined by each investment bank; and

         (B) notwithstanding Section 3.03(b)(i), the date by which Getty Images and the Other Stockholders must exercise their rights of first refusal under this Section 3.03 shall be extended until three days after the determination of the value of such non-cash consideration.

         (iii) Getty Images and each Other Stockholder shall be entitled to accept such offer from the Prospective Seller in the following order of priority:

    FIRST, Getty Images shall be entitled to accept such offer for any or all of the Offered Shares;

    SECOND, if Getty Images shall not have accepted such offer for all the Offered Shares, each Other Stockholder shall be entitled to accept such offer for any or all of the remaining Offered Shares (PROVIDED, HOWEVER, that if Notices of Acceptance are received from Other Stockholders in respect of more than the number of remaining Offered Shares, each Other Stockholder shall be entitled to accept such offer for not more than the portion of the remaining Offered Shares determined on a pro rata basis based on the ratio of the number of Shares then owned by such Other Stockholder to the number of Shares then owned by all Other Stockholders who have submitted Notices of Acceptance); and

    THIRD, if Getty Images and one or more of the Other Stockholders have not accepted such offer for all the Offered Shares, each Other Stockholder shall then be entitled to accept such offer for not more than the portion of the remaining Offered Shares determined on a pro rata basis based on the ratio of the number of Offered Shares specified in such Other Stockholder's Notice of Acceptance in respect of which such Other Stockholder shall not be entitled to accept the Prospective Seller's offer as a result of the application of the proviso contained in clause SECOND above to the number of Offered Shares specified in all such Other Stockholders' Notices of Acceptance in respect of which such Other Stockholders shall not be entitled to accept the Prospective Seller's offer as a result of the application of the proviso contained in clause SECOND above (it being understood that each such Other Stockholder shall be entitled to indicate its interest in accepting more than its pro rata share of the remaining Offered Shares and to accept the Prospective Seller's offer with respect to (A) such additional Offered Shares if all the Offered Shares are not otherwise accepted pursuant to clauses FIRST, SECOND and THIRD or (B) such Offered Shares that remain unsold as described in Section 3.03(d)(ii) below).

         If Getty Images or any Other Stockholder so accepts the Prospective Seller's offer, such Accepting Party will purchase for cash from the Prospective Seller, and the Prospective Seller will sell to such Accepting Party, such number of Offered Shares as to which such Accepting Party shall have accepted the Prospective Seller's offer (which must total, as to all Accepting Parties, all of the Offered Shares). The price per Share to be paid by such Accepting Party shall be the Offer Price specified in the Offer Notice, payable in accordance with the terms of the Offer by the Prospective Seller specified in
Section 3.03(b)(i) (or in cash if the Offer Price includes any non-cash consideration, subject to the valuation procedures set forth in Section 3.03(b)(ii)). The Notice of Acceptance shall specify (i) such

Accepting Party's Acceptance of the Prospective Seller's offer and (ii) the number of Offered Shares to be purchased by such Accepting Party. If, collectively, the Accepting Parties shall not have accepted the Prospective Seller's offer as to all of the Offered Shares, the Prospective Seller shall have the right to reject any or all Notices of Acceptance theretofore received and to sell Shares in accordance with Section 3.03(d).

         (c) The consummation of any such purchase by and sale to any Accepting Party shall take place on such date, not later than 20 days after receipt of the latest Notice of Acceptance timely received by the Prospective Seller, as such Accepting Party and the Prospective Seller shall select. Upon the consummation of such purchase and sale, the Prospective Seller shall, against delivery by the relevant Accepting Party of the Offer Price multiplied by the number of Shares being purchased by such Accepting Party, (i) deliver to the Accepting Party certificates evidencing the Offered Shares purchased and sold, duly endorsed in blank or accompanied by written instruments of transfer in form and substance satisfactory to such Accepting Party and duly executed by the Prospective Seller, and (ii) shall assign all its rights under this Agreement with respect to the Offered Shares purchased and sold pursuant to an instrument of assignment reasonably satisfactory to such Accepting Party.

         (d)  In the event that:

    (i) Getty Images and each Other Stockholder shall have received an Offer Notice from a Prospective Seller but the Prospective Seller shall not have received from Getty Images and one or more Other Stockholders Notices of Acceptance as to all the Offered Shares prior to the expiration of the 10-day period following receipt of such Offer Notice (as may be extended pursuant to Section 3.03(b)(ii)(B)) or

    (ii) (x) an Accepting Party shall have given a Notice of Acceptance to the Prospective Seller but shall have failed to consummate, other than as a result of the fault of the Prospective Seller, a purchase of the Offered Shares with respect to which such Notice of Acceptance was given within 20 days after receipt of the Notice of Acceptance by the Prospective Seller and
         (y) one or more Other Stockholders shall not have indicated an interest upon any such failure to buy such Shares as provided in clause (B) of the parenthetical phrase following clause THIRD of
              Section 3.03(b)(iii) and shall not have indicated that they are prepared to purchase such Shares within five days of their receipt of a notice of such failure from the Prospective Seller and
         (z) Getty Images shall not have indicated an interest in purchasing such Shares as have not been purchased pursuant to the immediately preceding clause (y) and shall not have been prepared to purchase such Shares at the offer price originally specified in the Offer Notice relating to such Shares within five days of its receipt of a notice from the Prospective Seller that such Shares have not been purchased pursuant to the immediately preceding clause (y), such Prospective Seller shall have the right to reject any or all Notices of Acceptance theretofore received, and nothing in this Section 3.03 shall limit the right of the Prospective Seller to make thereafter a sale of the Offered Shares so long as all the Offered Shares that are sold or otherwise disposed of by the Prospective Seller (which number of Offered Shares shall be not less than the number of Offered Shares specified in such Offer Notice) are sold for cash or the Offer Consideration (A) within 90 days after the date of receipt of such Offer Notice by Getty Images and the Other Stockholders, (B) at an amount not less than the Offer Price included in such Offer Notice, (C) to the Third Party making the Offer and (D) in compliance with applicable securities laws.

         (e) In the event that Getty Images and the Other Stockholders shall have received an Offer Notice from a Prospective Seller but the Prospective Seller shall not have received Notices of Acceptance for all the Offered Shares prior to the expiration of the 10-day period following receipt of such Offer Notice by Getty Images and the Other Stockholders (as may be extended pursuant to Section 3.03(b)(ii)(B)) and such Prospective Seller shall not have sold the remaining Offered Shares before the expiration of the 90-day period in accordance with paragraph (d) above, then such Prospective Seller shall not give another Offer Notice for a period of 90 days from the last day of such 90-day period.

         (f) Anything in this Section 3.03 or in Section 3.02 to the contrary notwithstanding, the provisions of this Section 3.03 will not be applicable to any Sale or Encumbrance described in Sections 3.02(i), (iii) or (iv).

         (g) The provisions of Sections 2.01(a) and 2.01(d) and Article III shall terminate and be of no further force and effect with respect to either the Getty Group or the Torrance Group, as the case may be, on and after the date on which such Group collectively beneficially owns fewer than the greater of (i) 3,000,000 shares of Common Stock (subject to equitable adjustment in the event of stock splits, stock dividends and similar events); and (ii) such number of shares of Common Stock as is equal to 2% of the then outstanding shares of Common Stock.

         SECTION 3.04.  TRANSFEREES TO EXECUTE AGREEMENT.  (a)   Each
Stockholder agrees that it will not, directly or indirectly, make any Sale of, or create, incur or assume any Encumbrance with respect to, any Shares beneficially owned by such Stockholder, unless prior to the consummation of any such Sale or the creation, incurrence or assumption of any such Encumbrance, the Person to whom such Sale is proposed to be made or the Person in whose favor such Encumbrance is proposed to be created, incurred or assumed (a "PROSPECTIVE TRANSFEREE") (i) executes and delivers to Getty Images and each Stockholder an agreement, in form and substance reasonably satisfactory to Getty Images, whereby such Prospective

Transferee confirms that, with respect to the Shares that are the subject of such Sale or Encumbrance, it shall be deemed to be a "Stockholder" for purposes of this Agreement and agrees to be bound by all the terms of this Agreement, and
(ii) unless such Prospective Transferee is an institutional investor, delivers to Getty Images an opinion of counsel, satisfactory in form and substance to Getty Images, to the effect that such Sale or Encumbrance is being conducted in compliance with applicable securities laws and that the agreement referred to above that is delivered by such Prospective Transferee is a legal, valid and binding obligation of such Prospective Transferee enforceable against such Prospective Transferee in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditor's rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon the execution and delivery by such Prospective Transferee of the agreement referred to in clause (i) of the preceding sentence and, if required, the delivery of the opinion of counsel referred to in clause (ii) of the preceding sentence, such Prospective Transferee shall be deemed a "Stockholder" for purposes of this Agreement and shall have the rights and be subject to the obligations of a Stockholder under this Agreement, in each case with respect to the Shares that were transferred to it by a Stockholder hereunder or in respect of which such Encumbrance shall have been created, incurred or assumed.

         (b) Anything in this Section 3.04 or in Section 3.02 to the contrary notwithstanding, the provisions of this Section 3.04 will not be applicable to
(i) any Sale of Shares pursuant to a public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act, (ii) any Sale of Shares in a Rule 144 Transaction or in a Cashless Exercise of Options or (iii) any Sale of Shares to a Third Party in accordance with Section 3.03(d) after complying with the right of first refusal requirements of Section 3.03.

         SECTION 3.05. IMPROPER SALE OR ENCUMBRANCE. Any attempt not in compliance with this Agreement to make any Sale of, or create, incur or assume any Encumbrance with respect to, any Shares shall be null and void and of no force and effect, the purported transferee shall have no rights or privileges in or with respect to Getty Images, and Getty Images shall not give any effect in Getty Images's stock records to such attempted Sale or Encumbrance.

         SECTION 3.06. LEGENDS. (a) For so long as Shares beneficially owned by a Stockholder are subject to the voting obligations and restrictions on transfer set forth in Article II and in this Article III, certificates evidencing such Share shall bear a legend in substantially the following form:

    "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING OBLIGATIONS AND RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDERS' AGREEMENT, DATED AS OF JANUARY

    [__], 1998, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF GETTY IMAGES. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF GETTY IMAGES UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH."

         (b) In the event that any Shares shall cease to be subject to the voting obligations or restrictions on transfer set forth in Article II or in this Article III, Getty Images shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the relevant legend.


                                      ARTICLE IV

                                    MISCELLANEOUS

         SECTION 4.01. EXPENSES. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         SECTION 4.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by facsimile, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 4.02):

         (a)  if to Getty Images or members of the Getty Group other than Getty
              Investments:

              Getty Images, Inc.
              500 North Michigan Avenue
              Suite 1700
              Chicago, Illinois 60611
              Facsimile:  [_______________]
              Attention:  [_______________]
              with a copy to each of:

              Getty Communications plc
              101 Bayham Street
              London NW1 0AG England
              Facsimile:  (44171) 267-6540
              Attention:  Nick Evans-Lombe

              Clifford Chance
              200 Aldersgate Street
              London EC1A 4JJ England
              Facsimile:  (44171) 600-5555
              Attention:  Michael Francies

              Shearman & Sterling
              555 California Street
              San Francisco, California  94104
              Facsimile:  (415) 616-1199
              Attention:  Christopher D. Dillon

         (b)  if to Getty Investments:

              Getty Investments L.L.C.
              1325 Airmotive Way, Suite 262
              Reno, Nevada 89502
              Facsimile:  (702) 786-5414
              Attention:  Jan D. Moehl
                          Mark J. Jenness

         (c)  if to members of the Torrance Group:

              PhotoDisc, Inc.
              2013 Fourth Avenue
              4th Floor
              Seattle, WA  98121
              Facsimile:  (206) 441-9379
              Attention:  Mark Torrance

              with a copy to:

              Graham & James LLP/Riddell Williams P.S.
              1001 Fourth Avenue Plaza
              Suite 4500

              Seattle, Washington 98154-1085
              Facsimile:  (206) 389-1708
              Attention:  John Steel

         SECTION 4.03.  PUBLIC ANNOUNCEMENTS.   No party to this Agreement
shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (except to the extent that such disclosure is required by law or the rules of the Nasdaq National Market), and, to the extent practicable, the parties shall cooperate as to the timing and contents of any such press release or public announcement.

         SECTION 4.04. HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 4.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         SECTION 4.06. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof, except as otherwise expressly provided herein.

         SECTION 4.07. ASSIGNMENT. Except as otherwise expressly provided herein, this Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto and their respective successors and permitted assigns; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of any transferee unless such transferee shall have complied with the terms of
Section 3.04. No Stockholder may assign any of its rights hereunder to any Person other than a transferee that has complied with the requirements of
Section 3.04 in all respects.

         SECTION 4.08. NO THIRD PARTY BENEFICIARIES. Nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 4.09. AMENDMENT; WAIVER; TERMINATION. Any term of this Agreement may be amended or modified, and the observance of any term may be waived, only by an instrument in writing signed by Getty Images and Stockholders in each of the Getty Group and the Torrance Group holding Shares representing a majority of the Shares then held by Stockholders in such Group; provided, however, that no modification to Sections 2.01 or 4.09 may be made without the consent of the party affected thereby. Waiver of any term or condition of this Agreement shall only be effective if it is in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. Each Stockholder shall be bound by any amendment or waiver authorized by this Section 4.09, whether or not such Stockholder shall have consented thereto. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. This Agreement may be terminated upon the unanimous written consent of the Stockholders.

         SECTION 4.10. GOVERNING LAW; DISPUTE RESOLUTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Delaware state or federal court sitting in the State of Delaware. In the event of any dispute, claim or litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall promptly pay, all reasonable fees and expenses of counsel for the prevailing party incurred in connection with such dispute, claim or litigation.

         SECTION 4.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 4.12. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         SECTION 4.13. ALL SHARES SUBJECT TO THIS AGREEMENT. All Shares shall be held subject to the terms of this Agreement and the Stockholder thereof shall be deemed a holder for purposes of this Agreement, as follows:

         (i) Any Shares hereafter acquired by any Stockholder shall be held by such Person subject to the provisions of this Agreement and such Person shall be deemed to be a Stockholder for purposes of such additional Shares; and

         (ii) Any Stockholder who ceases to own any Shares as provided for in this Agreement shall cease to be a Stockholder for purposes of such Shares no longer so owned.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized or in their individual capacities, as applicable.


                                  GETTY IMAGES, INC.


                                  By:_________________________
                                     Title:


                                  GETTY INVESTMENTS L.L.C.


                                  By:________________________
                                     Title:


                                  ___________________________
                                  Mark Getty


                                  ___________________________
                                  Jonathan Klein

                                  CREDITON LIMITED


                                  By:________________________
                                     Title:


                                  OCTOBER 1993 TRUST


                                  By:________________________
                                     Title:


                                  PDI, L.L.C.

                                  By:________________________
                                     Title:


                                  ________________________
                                     Mark Torrance


                                  ________________________
                                     Wade Torrance